Interactive Intelligence Reports Third-Quarter 2013 Financial Results

-	Total orders up 47 percent from 2012 third quarter
-	Cloud-based orders increased 75 percent to 48 percent of total orders
-	Total revenues up 32 percent to $78.0 million
-	Deferred and unbilled future cloud-based revenues up 83 percent

INDIANAPOLIS, Nov. 5, 2013 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of software and services designed to improve the customer experience, has announced financial results for the three and nine months ended Sept. 30, 2013.

“Our performance this quarter was once again driven by strong order growth, particularly in cloud-based orders, as we continued to gain share across all segments of the contact center market,” said Interactive Intelligence Founder and CEO Dr. Donald Brown. “We also strengthened our technology leadership by releasing a number of new products and further developing our cloud solutions. Based on our solid results and growing global pipeline, we’re increasing our 2013 total order growth forecast from 20 to 25 percent.”

Third-Quarter 2013 Financial Highlights:

- Orders: Total orders increased by 47 percent from the third quarter of 2012, with cloud-based orders up 75 percent to comprise 48 percent of total orders. The company signed 47 contracts over $250,000, including 12 over $1 million, up from 37 and nine, respectively, in the same quarter last year.

- Revenues: Total revenues were $78.0 million, an increase of 32 percent over the third quarter of 2012. Recurring revenues, which include support fees from on-premises license agreements and fees from cloud-based solutions, increased 29 percent to $37.5 million and accounted for 48 percent of total revenues. Cloud-based revenues increased 61 percent to $8.6 million, while product revenues were $26.9 million and services revenues were $13.5 million, up 21 percent and 74 percent, respectively, compared to the third quarter of 2012.

- Total Deferred Revenues: Deferred revenues were $109 million as of Sept. 30, 2013, up from $83 million as of Sept. 30, 2012. In addition, the amount of unbilled future cloud-based revenues increased to $153 million from $60 million at the end of the 2012 third quarter. The combination of deferred revenues and unbilled future cloud-based revenues was $262 million, up 83 percent from $143 million as of Sept. 30, 2012.

- Operating Income: GAAP operating income was $3.7 million for the third quarter of 2013, compared to a loss of $915,000 in same quarter last year. Non-GAAP* operating income was $6.7 million , with a non-GAAP operating margin of 8.5 percent, compared to $1.5 million and 2.5 percent, respectively, in the third quarter of 2012. Both GAAP and non-GAAP operating income include a $1.7 million benefit related to the capitalization of development costs for internal use software as the company continues to expand its cloud offering.

- Income Taxes: Income tax expense for the third quarter was $1.7 million, which reflects the impact of adjusting year-to-date tax expense to an expected 2013 effective tax rate of 20 percent, as well as $372,000 of additional expense based on the results of audits recently completed for prior year tax returns.

- Net Income: GAAP net income for the third quarter of 2013 was $1.6 million, or $0.08 per diluted share based on 21.2 million weighted average diluted shares outstanding. These results compare to GAAP net loss of $445,000, or $0.02 per diluted share, based on 19.3 million weighted average diluted shares outstanding, for the same quarter in 2012.

Non-GAAP net income for the third quarter of 2013 was $4.1 million, or $0.20 per diluted share, compared to non-GAAP net income of $1.9 million, or $0.10 per diluted share, for the same quarter in 2012.

- Cash, Cash Equivalents, and Investments: As of Sept. 30, 2013, cash, cash equivalents, and investments were $95.4 million.

- Cash Flows: Cash generated from operations was $8.1 million and $2.9 million was received from the exercise of stock options during the quarter. The company used $5.8 million for capital expenditures, primarily for expansion of its cloud infrastructure to support growth.

* A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Nine Months Ended 2013 Financial Highlights:

- Orders: Total orders increased by 67 percent from the first nine months of 2012, with cloud-based orders up 175 percent to comprise 52 percent of total orders. The company signed 129 contracts over $250,000, including 33 over $1 million, up from 90 and 23, respectively, in the first nine months of 2012.

- Revenues: Total GAAP revenues were $227.4 million, an increase of 36 percent over the first nine months of 2012. Recurring revenues increased 25 percent to $106.5 million and accounted for 47 percent of total revenues. Cloud-based revenues increased 53 percent to $23.6 million, while product revenues were $82.8 million and services revenues were $38.2 million, up 35 percent and 89 percent, respectively, compared to the first nine months of 2012.

- Operating Income: GAAP operating income was $7.9 million for the first nine months of 2013, compared to a loss of $2.4 million over the same period last year. Non-GAAP operating income was $16.7 million for the first nine months of 2013, with a non-GAAP operating margin of 7.3 percent, compared to $4.3 million and 2.6 percent, respectively, during the same period last year.

See comment under the third quarter financial highlights regarding the capitalization of development costs for internal-use software.

- Income Taxes: Income tax expense for the first nine months of 2013 was $721,000, which reflects the impact of adjusting year-to-date tax expense to an expected 2013 effective tax rate of 20 percent, includes the 2012 U.S. Federal research tax credit of $600,000 recognized in the first quarter of 2013, and also includes certain discrete charges recognized in the third quarter of 2013.

- Net Income: GAAP net income for the first nine months of 2013 was $6.0 million, or $0.29 per diluted share based on 21.0 million weighted average diluted shares outstanding. These results compare to a GAAP net loss of $1.4 million, or $(0.07) per diluted share based on 19.2 million weighted average diluted shares outstanding, for the same period in 2012.

Non-GAAP net income for the first nine months of 2013 was $11.1 million, or $0.53 per diluted share, compared to non-GAAP net income of $4.3 million, or $0.23 per diluted share for the same period in 2012.

Additional Third-Quarter 2013 and Recent Highlights:

- The company scored the highest overall in technology assessment measures in Ovum’s Decision Matrix: Selecting a Multichannel Cloud Contact Center Vendor report.

- Frost & Sullivan named Interactive Intelligence its Cloud-based Contact Center Solutions Company of the Year, North America.

- The company was ranked by Software Magazine among the world's 500 largest software and services providers for the 13th consecutive year.

- The company released its mobile Interaction Supervisor®, iPad Edition application, giving contact center supervisors and managers greater mobility for improved quality assurance.

- Interactive Intelligence released a Web-based version of its debt collection software suite,  Liquid Latitude™. Featuring a Web-based collector desktop, Liquid Latitude™  is designed to reduce costs, optimize agent resources, and improve business continuity.

- The company’s CIC 4.0 software achieved Oracle Validated Integration with Oracle Sales Cloud and Oracle Cloud Service.

Interactive Intelligence will host a conference call today at 4:30 p.m. Eastern time (EST) featuring Dr. Brown and the company's CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence third-quarter earnings call.” The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence

Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global provider of contact center, unified communications, and business process automation software and services designed to improve the customer experience. The company's solutions, which can be deployed via the cloud or on-premises, are ideal for industries such as financial services, insurance, outsourcers, collections and utilities. Interactive Intelligence was founded in 1994 and has more than 5,000 customers worldwide. The company is among Software Magazine’s 2013 Top 500 Global Software and Services Providers, and is the recipient TMC’s Cloud Computing Magazine’s 2013 Cloud Computing Excellence Award. It has received Frost & Sullivan’s Company of the Year Award, Contact Center Systems, North America, for the last three consecutive years. Interactive Intelligence employs more than 1,500 people and is headquartered in Indianapolis, Indiana. The company has offices throughout North America, Latin America, Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or ; on the Web at www.inin.com.

Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments, exclude non-cash stock-based compensation expense and the amortization of certain intangible assets related to acquisitions by the company, and adjust for non-GAAP income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense and amortization of intangibles related to acquisitions are non-cash and non-GAAP income tax expense is pro forma based on non-GAAP earnings. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, our management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense and amortization of intangibles related to acquisitions amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Our management also reviews financial statements that exclude stock-based compensation expense and amortization of intangibles amounts related to acquisitions for its internal budgets.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:

Stephen R. Head

Chief Financial Officer

Interactive Intelligence

+1 317.715.8412

steve.head@inin.com

Seth Potter

Investor Relations

ICR, Inc.

+1 646.277.1230

seth.potter@icrinc.com

Christine Holley

Senior Director of Market Communications

Interactive Intelligence

+1 317.715.8220

christine.holley@inin.com

###

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenues:
Product	$ 26,913	$ 22,322	$ 82,813	$ 61,419
Recurring	37,537	29,186	106,470	85,223
Services	13,519	7,766	38,166	20,181
Total revenues	77,969	59,274	227,449	166,823
Costs of revenues:
Costs of product	6,599	5,935	21,691	17,587
Costs of recurring	11,709	8,096	32,084	23,174
Costs of services	9,609	5,790	27,316	14,848
Amortization of intangible assets	49	35	147	105
Total costs of revenues	27,966	19,856	81,238	55,714
Gross profit	50,003	39,418	146,211	111,109
Operating expenses:
Sales and marketing	24,522	20,428	73,645	57,822
Research and development	12,348	11,950	38,040	33,296
General and administrative	8,994	7,579	25,192	21,410
Amortization of intangible assets	464	376	1,395	1,027
Total operating expenses	46,328	40,333	138,272	113,555
Operating income (loss)	3,675	(915)	7,939	(2,446)
Other income (expense):
Interest income, net	169	216	618	565
Other income (expense)	(476)	26	(1,851)	(66)
Total other income (expense)	(307)	242	(1,233)	499
Income (loss) before income taxes	3,368	(673)	6,706	(1,947)
Income tax expense (benefit)	1,741	(228)	721	(583)
Net income (loss)	$ 1,627	$ (445)	$ 5,985	$ (1,364)
Other comprehensive income (loss):
Foreign currency translation adjustment	$ (461)	$ 9	$ (340)	$ (774)
Net unrealized investment gain (loss) - net of tax	78	172	(150)	354
Comprehensive income (loss)	$ 1,244	$ (264)	$ 5,495	$ (1,784)

Net income (loss) per share:
Basic
Diluted	$ 0.08	(0.02)	$ 0.30	(0.07)
	0.08	(0.02)	0.29	(0.07)

Shares used to compute net income (loss) per share:
Basic	20,112	19,283	19,922	19,199
Diluted	21,180	19,283	20,978	19,199

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Recurring revenue, as reported	$ 37,537	$ 29,186	$ 106,470	$ 85,223
Purchase accounting adjustments	44	144	192	344
Non-GAAP recurring revenue	$ 37,581	$ 29,330	$ 106,662	$ 85,567

Recurring revenue gross profit as reported	$ 25,828	$ 21,090	$ 74,386	$ 62,049
Purchase accounting adjustments	44	144	192	344
Non-cash stock-based compensation expense	213	135	588	388
Non-GAAP recurring revenue gross profit	$ 26,085	$ 21,369	$ 75,166	$ 62,781
Non-GAAP recurring revenue gross margin	69.4%	72.9%	70.5%	73.4%

Services revenue gross profit as reported	$ 3,910	$ 1,976	$ 10,850	$ 5,333
Non-cash stock-based compensation expense	69	44	185	120
Non-GAAP services revenue gross profit	$ 3,979	$ 2,020	$ 11,035	$ 5,453
Non-GAAP services revenue gross margin	29.4%	26.0%	28.9%	27.0%

Total revenue, as reported	$ 77,969	$ 59,274	$ 227,449	$ 166,823
Purchase accounting adjustments	44	144	192	344
Non-GAAP total revenue	$ 78,013	$ 59,418	$ 227,641	$ 167,167

Gross Profit	$ 50,003	$ 39,418	$ 146,211	$ 111,109
Revenue adjustments	44	144	192	344
Acquired technology	49	35	147	105
Non-cash stock-based compensation expense	282	179	773	508
Non-GAAP gross profit	$ 50,378	$ 39,776	$ 147,323	$ 112,066
Non-GAAP gross margin	64.6%	66.9%	64.7%	67.0%

Operating income (loss), as reported	$ 3,675	$ (915)	$ 7,939	$ (2,446)
Purchase accounting adjustments	564	647	1,782	1,719
Non-cash stock-based compensation expense	2,421	1,734	6,956	5,027
Non-GAAP operating income	$ 6,660	$ 1,466	$ 16,677	$ 4,300
Non-GAAP operating margin	8.5%	2.5%	7.3%	2.6%

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income (loss), as reported	$ 1,627	$ (445)	$ 5,985	$ (1,364)
Purchase accounting adjustments:

Increase to revenues	44	144	192	344
Reduction of operating expenses:
Customer Relationships	419	331	1,260	892
Technology	49	35	147	105
Non-compete agreements	45	45	135	135
Acquisition Costs	7	92	48	243
Total	564	647	1,782	1,719
Non-cash stock-based compensation expense:
Cost of recurring revenues	213	135	588	388
Cost of services revenues	69	44	185	120
Sales and marketing	821	607	2,446	1,709
Research and development	689	505	1,998	1,375
General and administrative	629	443	1,739	1,435
Total	2,421	1,734	6,956	5,027
Non-GAAP income tax expense adjustment	(471)	(28)	(3,623)	(1,039)
Non-GAAP net income	$ 4,141	$ 1,908	$ 11,100	$ 4,343

Diluted EPS, as reported	$ 0.08	$ (0.02)	$ 0.29	$ (0.07)
Purchase accounting adjustments	0.03	0.03	0.08	0.09
Non-cash stock-based compensation expense	0.11	0.09	0.33	0.26
Non-GAAP income tax expense adjustment	(0.02)	(0.00)	(0.17)	(0.05)
Non-GAAP diluted EPS	$ 0.20	$ 0.10	$ 0.53	$ 0.23

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2013	2012
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$ 50,085	$ 45,057
Short-term investments	33,390	23,816
Accounts receivable, net	64,347	68,409
Deferred tax assets, net	13,582	16,600
Prepaid expenses	23,420	15,565
Other current assets	18,716	5,958
Total current assets	203,540	175,405
Long-term investments	11,927	11,757
Property and equipment, net	36,584	26,816
Goodwill	37,721	38,723
Intangible assets, net	21,268	22,676
Other assets, net	8,705	6,419
Total assets	$ 319,745	$ 281,796

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$ 9,302	$ 8,796
Accrued liabilities	11,802	19,608
Accrued compensation and related expenses	13,916	13,640
Deferred product revenues	11,861	5,999
Deferred services revenues	73,326	67,893
Total current liabilities	120,207	115,936
Long-term deferred revenues	23,492	18,000
Deferred tax liabilities, net	1,847	99
Other long-term liabilities	4,170	3,644
Total liabilities	$ 149,716	$ 137,679

Shareholders' equity:
Preferred stock	-	-
Common stock	202	194
Additional paid-in-capital	153,768	133,359
Accumulated other comprehensive loss	(1,165)	(675)
Retained earnings	17,224	11,239
Total shareholders' equity	170,029	144,117
Total liabilities and shareholders' equity	$ 319,745	$ 281,796

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended
	September 30,
	2013	2012
	(unaudited)
Operating activities:
Net income (loss)	$ 5,985	$ (1,364)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,665	5,753
Amortization	1,542	1,200
Other non-cash items	1,549	(235)
Stock-based compensation expense	6,953	5,027
Tax benefits from stock-based payment arrangements	(3,352)	(204)
Deferred income tax	4,766	(4,784)
Amortization (accretion) of investment premium (discount)	(260)	641
Loss on disposal of fixed assets	-	25
Changes in operating assets and liabilities:
Accounts receivable	4,062	2,800
Prepaid expenses	(6,522)	(3,011)
Other current assets	(12,758)	(684)
Other assets	(2,286)	(463)
Accounts payable	4,384	3,332
Accrued liabilities	(8,001)	3,016
Accrued compensation and related expenses	276	(967)
Deferred product revenues	5,732	423
Deferred services revenues	10,920	4,922
Net cash provided by operating activities	20,655	15,427

Investing activities:
Sales of available-for-sale investments	19,776	43,487
Purchases of available-for-sale investments	(29,390)	(26,111)
Purchases of property and equipment	(18,732)	(12,609)
Acquisitions, net of cash	(725)	(22,651)
Unrealized (gain) loss on investment	(20)	1
Net cash used in investing activities	(29,091)	(17,883)

Financing activities:
Proceeds from stock options exercised	10,464	2,989
Proceeds from issuance of common stock	609	489
Tax withholding on restricted stock awards	(961)	(253)
Tax benefits from stock-based payment arrangements	3,352	204
Net cash provided by financing activities	13,464	3,429
Net increase in cash and cash equivalents	5,028	973
Cash and cash equivalents, beginning of period	45,057	28,465
Cash and cash equivalents, end of period	$ 50,085	$ 29,438

Cash paid during the period for:
Interest	$ 4	$ -
Income taxes	7,196	5

Other non-cash item:
Purchases of property and equipment payable at end of period	195	615

Supplemental Data
(Dollars in thousands)
(unaudited)

	2012					2013
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
Margins (GAAP):
Product	70.9%	69.5%	73.4%	75.2%	72.5%	71.9%	74.2%	75.5%	73.8%
Recurring	73.8%	72.4%	72.3%	72.7%	72.8%	70.0%	70.9%	68.8%	69.9%
Services	19.7%	22.6%	18.9%	33.5%	24.8%	31.2%	25.6%	28.9%	28.4%
Overall	66.8%	65.2%	65.6%	67.9%	66.5%	64.6%	64.1%	64.1%	64.3%

Year-over-year Revenue Growth (GAAP):
Product	-4.8%	-18.8%	3.3%	2.5%	-4.5%	44.0%	41.9%	20.6%	34.8%
Recurring	31.1%	27.2%	17.9%	31.5%	26.8%	22.4%	23.6%	28.6%	24.9%
Services	-8.4%	23.5%	34.7%	71.7%	30.0%	100.6%	96.8%	74.1%	89.1%
Overall	10.6%	5.4%	13.7%	22.3%	13.3%	38.8%	39.2%	31.5%	36.3%

Orders:
Over $1 million	6	8	9	19	42	8	13	12	33
Between $250,000 and $1 million	11	28	28	49	116	31	30	35	96

Number of new customers	60	67	65	110	302	74	89	67	230

Average new customer order:
Overall	$ 240	$ 349	$ 409	$ 623	$ 440	$ 335	$ 272	$ 503	$ 359
Cloud-based	761	557	822	1,134	866	788	427	796	663